EXHIBIT 10.2

                    AS TRANSLATED FROM THE ORIGINAL CHINESE.




                             YANGLING HORIZON HOTEL






                        OPERATION AND MANAGEMENT CONTRACT


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                                 YANGLING, CHINA

                                    CONTENTS

Chapter 1    General Principles
Chapter 2    Facilities and Scope of Committed Operation and Management Contract
Chapter 3    Responsibilities and Scope of the Management Company
Chapter 4    Commitments and Guarantees of the Management Company
Chapter 5    Rights and Responsibilities of the Property Owner
Chapter 6    Financial and Operational Management
Chapter 7    Human Resources Management
Chapter 8    Responsibilities on Breaches and Termination of Contract
Chapter 9    Supplementary Rules

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CHAPTER 1   GENERAL PRINCIPLES

According to the Laws and Statutes of the People's Republic of China, Yangling Garden Industrial Company Limited ("Property Owner") located at Yangling Agricultural Hi-Tech Economic Zone in Shaanxi of China and Teda Hotels Management Limited ("Management Company"), after friendly negotiations, is hereby appointed the Management Company who shall be responsible for the sole management of the Yangling Horizon Hotel ("the Hotel"). The terms and conditions of this contract are as listed below by mutual agreement:

Rule 1: The Property Owner agrees to appoint the Management Company solely responsible for all management of the Hotel under its authorization according to the terms and responsibilities listed in this contract. The Management Company agreed to accept the appointment by the Property Owner according to the terms and responsibilities listed in this contract.

Rule 2: The aim of the Property Owner is to benefit from the management methods and experience of the Management Company in elevating and meeting the Hotel's services quality, establishing the management mode and deriving satisfactory economic returns through the appointment.

Rule 3: The parties recognized that the Management Company shall not change the nature of the Hotel as well as all the property ownership of the Property Owner.

Rule 4: The Management Company shall manage the Hotel thoroughly in accordance with terms and conditions during the contract period.

Rule 5: During the committed period stated in this contract, the Property Owner shall have 100% of the property ownership of the Hotel, including all the facilities stated in this Contract.

CHAPTER 2   FACILITIES AND SCOPE OF COMMITTED OPERATION AND MANAGEMENT CONTRACT

Rule 6: Address of the Hotel: No. 1, Taishengnan Road, Yangling Agricultural Hi-Tech Economic Zone, Shaanxi, China

            Facilities of the Hotel include the following:


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            Main building of the Hotel, Sub-buildings of the Hotel,
            10 blocks of villas,
            Staff quarters

CHAPTER 3   RESPONSIBILITIES AND SCOPE OF THE MANAGEMENT COMPANY

Rule 7: The basic principle of the Management Company is to provide all the hotel's guests with the three-star international hotel services. The Management Company shall follow the regulations and requirements of the Property Owner upon the effective date of this contract, establish the management system and regulations. At the same time, it shall prepare guidance for using the Hotel's facilities and clear management standards for the Hotel's services. Execution of any regulations and management standards shall be made after the approval of the Property Owner.

Rule 8: The Management Company shall follow the management standard, shall plan the on-job training, applying and enforcing the regulations in accordance management standards. It shall ensure that all the training is completed. Basically, all staff shall be trained locally. However, with the permission from the Property Owner, part of training courses can be taken place either in China or an overseas location where necessary.

Rule 9: To establish the Company Image, all the facilities, wares, utensils, equipment, uniform and symbols shall be marked with the logo of the Hotel. The external marketing materials including mass media advertisements may use the name of the Management Company.

Rule 10: The Management Company shall report to the Property Owner on a monthly basis. A quarterly managerial report shall be submitted for the 3 months then ended, reporting on matters of administration, personnel affairs, financial management, status of equipment etc. If the economic returns of the Hotel has large discrepancies with the budget, then the Property Owner shall discuss with the Management Company the necessary policies and solutions.

Rule 11: The Management Company shall submit monthly financial statements before the 15th of every month (including the balance sheet and income statement) for the verification and examination of the Property Owner. The Management Company shall submit the annual financial statements consisting of a balance sheet and profit

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            and loss statement of the previous fiscal year before the end of the second month in the year of the verification, for the examination and final approval of the Property Owner. The Management Company shall submit the financial budget for the next year for the verification and approval from the Property Owner before December each year. If the Property Owner and the Management Company cannot reach any mutual agreement after the Property Owner have received the budget for four weeks, then the Management Company can use the existing financial budget of the previous year by adding the inflation rate during the negotiating period. The inflation rate is based on the figures announced by the Statistics Council of the Shaanxi Province. The Property Owner shall notify the Management Company in writing for any financial queries, verification or auditing of the financial books and records 7 days before any process can be arranged.

Rule 12: The Management Company shall set the hotel services prices according to the national standards in China. Any significant changes must be approved by mutual agreement.

Rule 13: The Hotel facilities shall be newly acquired or changed with proposals presented by either the Property Owner or the Management Company under the actual operating circumstances. The Management Company shall be responsible to enforce the proposal after the Property Owner makes the decision. The Management Company shall be responsible for protecting the facilities, maintaining their best possible status for usage. The Management Company shall be liable for the Hotel guests' litigation resulting from damage to the facilities, except when the Property Owner does not agree to repair the damaged facilities or when the Management Company is not responsible for the damages of the facilities.

Rule 14: The Management Company represents the Property Owner with respect to contractual obligations with all third parties on the Hotel's managerial matters, inclusive but not limited to local or overseas suppliers (raw materials, food, drinks, fruits, vegetables, meats, utensils, kitchen wares, tableware, uniforms, fitness equipment, entertainment supplies, electronics equipment, furniture and fixtures, decorative materials), obtaining professional consultation services and advices from the national department and councils.

Rule 15: The Management Company shall enhance its quality of services according to the Hotel guests' opinion(s). The Management Company shall report to the Property Owner on any potential significant compensation(s). Both the Property Owner and

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            the Management Company must ensure that all potential litigations are properly resolved.

CHAPTER 4   COMMITTEMENTS AND GUARANTTEES OF THE MANAGEMENT COMPANY

Rule 16: The Management Company shall commit and guarantee that the managerial activities is in compliance with the national laws, statutes and regulations, such as public order and security, fire safety, environmental protection, hygiene and epidemic prevention, labor laws, following the instructions and administration of the national executive department. The Management Company shall ensure its responsibilities and utmost efforts to protect the legal rights of the Property Owner.

Rule 17: The Management Company shall commit and guarantee to follow the terms and conditions stated in this contract in order to maintain the managerial standards and protect the interests of the Property Owner.

CHAPTER 5   RIGHTS AND RESPONSIBILITES OF THE PROPERTY OWNER

Rule 18: The Property Owner shall be personally responsible for the applications of all the required documents and licenses and the provision of all the documents required by the Hotel (including the Foods and Drinks Approval Documents and the Entertainment Places Approval Documents). The Property Owner shall provide these documents within a reasonable time so that the Management Company can enforce its terms stated in this contract. The Property Owner shall also be responsible for registering and obtaining the approval of this contract from the relevant department(s).

Rule 19: The Property Owner shall conduct management meetings on a fixed or random basis, to listen, examine and make recommendations based on the business activity reports provided by the Management Company.

Rule 20: The Property Owner shall follow the approved financial budget for the year, providing the Management Company with the operating capital for the year (at least two months of working capital). The Property Owner shall deposit the cash for the working capital into the Hotel's bank account with the agreement of the Management Company in order to ensure that terms of this contract shall be enforced effectively.

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Rule 21:    The Property Owner shall provide the Hotel with all the essential operating material and fixed assets two weeks before the trial operating date of the Hotel. The quantities provided must not be less than the minimum usage level for ensuring the Hotel's proper operation. The initial costs of the operating materials for the first time shall be treated as preliminary expenses or organization expenses. This operating materials include all kinds of uniform, textile products made of garments, grasses and cotton, drinking glasses, utensils and ware, china wares, silver wares, other table wares and kitchen wares, except those that are regarded as fixed assets which shall be depreciated according to the National regulations.

Rule 22: The Property Owner shall be responsible for all the Hotel's economic liabilities. The Management Company's role is only that of an employee of the Property Owner, managing the Hotel on behalf of the Property Owner. If all the legal business activities and relevant expenses related to management on behalf of the Property Owner, the Management Company is not subjected to any economic or legal liabilities.

CHAPTER 6   FINANCIAL AND OPERATIONAL MANAGEMENT

Rule 23: The income of the Hotel shall be deposited to its bank account. All the legal expenses shall be paid out of the bank account.

Rule 24: The Property Owner shall pay the Management Company 3% of the Hotel's total revenues as management fees. The management fees shall be settled every month after the presentation of the monthly statement.

Rule 25: A 4% of the annual operating profits shall be calculated as the incentive bonus for the Management Company. Depreciation of fixed assets, amortization of preliminary expenses, bank loan interests, insurance of fixed assets, profits tax and management fees of the Management Company shall be excluded from operating profits in the calculation of the incentive bonus.

Rule 26: The management fees and incentive bonus shall be paid when the Management Company has submitted the Hotel's financial statements of the previous month to the Property Owner after the expiration of 7 days.

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Rule 27:    At the end of every fiscal year, the Management Company shall submit an audited report of the previous fiscal year's financial reports signed by a registered public accountant in China. Any adjustments to the management fees or incentive bonus shall be settled within 21 days.

Rule 28: Apart from the management fees, other operating expenses of the Hotel paid on behalf of the Property Owner shall be submitted together with the monthly financial statements of the Management Company. The Property Owner shall settle these expenses within 7 days after verification.

Rule 29: If the Hotel cannot settle the management fees on time, the Property Owner is responsible for paying the Management Company.

CHAPTER 7   HUMAN RESOURCES MANAGEMENT

Rule 30: All hotel staff is under the employment of the Property Owner. The Management Company can employ, promote, transfer or dismiss any hotel staff (including top managers) on behalf of the Property Owner. The Property Owner shall be responsible for the remuneration, welfares and all other economic and legal liabilities of all the hotel employees.

Rule 31: The Management Company has the right to take appropriate action or terminate any employee for poor performance or who have breached the Hotel's staff regulations.

Rule 32: The Management Company shall set up the hotel departmental unit(s) and management system(s) with the approval of the Property Owner.

Rule 33: Staff employment: After the execution of this contract, the Property Owner shall authorize the Management Company to commence employing staff for the hotel. The Management Company shall interview and examine the candidates on behalf of the Property Owner. The position of General Manager shall obtain prior approval from the Property Owner. With this exception, the Management Company has the authority to issue employment contracts to the appropriate candidates for all other positions.

Rule 34: Overseas staff: After the execution of this contract, the Property Owner shall authorize the Management Company to hire any staff outside China (overseas staff)

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            to assist in the establishment of the management systems. The number of overseas staff shall depend on the managerial needs of the hotel. The Management Company shall do its best to fill managerial positions locally. The remuneration of the overseas staff shall be paid monthly net of tax paid plus the incentive bonus paid at the end of the year. The Property Owner has the right to approve the remuneration of overseas staff.

CHAPTER 8   RESPONSIBILITIES ON BREACHES AND TERMINATION OF CONTRACT

Rule 35: If any party in this contract is in breach of the rules stated hereby resulting in the non-execution of this contract, the party in breach of this contract shall be responsible for the liabilities. If both parties are in breach of this contract, both parties are subject to liabilities according to the actual circumstances.

Rule 36: If the Management Company cannot complete the management plan within 3 years or incurred an operating loss (Remarks: the definition of operating profits is explained according to the general accounting principles and standards of the Hotel and Foods and Beverages which means, the total operating revenues after deducting the direct raw materials, direct operating taxes, direct staff salaries costs, administrative costs, electricity and fuel expenses, management fees of the Management Company, marketing and advertising costs, repair costs etc but before deducting the profits, depreciation of fixed assets, amortization of preliminary expenses, bank loan interest expenses, reservation fund, corporate development fund, staff incentives and welfare fund etc,) both parties have the rights to terminate the contract.

CHAPTER 9   SUPPLEMENTARY RULES

Rule 37: The Management Company shall submit the management proposal and the financial budget of the Hotel after this contract becomes effective but before the operation of the Hotel. After the approval of the Property Owner, the Management Company shall execute the contract. The management and financial budget are included as part of this contract. The management plan and financial budget can be adjusted or amended accordingly.

Rule 38: The Hotel shall take out insurance coverage with the People's Republic of China Insurance Company or any other authorised insurance companies in China. The

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            categories and sums insured shall follow the Insurance Regulations in China. The Property Owner shall be responsible for the execution of insurance policy. The insurance on the property and for third party accidents shall be paid for directly by the Property Owner and the insurance for all other categories shall be paid for through the Hotel's bank account.

Rule 39: If the Property Owner intends to transfer its shareholding rights, the Management Company has the first priority to acquire such shares. The price of the transfer shares shall be decided by negotiations between both parties.

Rule 40: If either party cannot complete his responsibilities in the contract because of uncontrollable forces, the affected party shall notify the other by telegram or with valid documents, explaining the reasons for the delay in fulfilling all or part of this contract, or the delay in the execution of this contract within 15 days. The affected party shall produce a valid document certified by the local department where the uncontrollable forces took place. Both parties shall decide whether or not to terminate or partially waived the responsibilities of this contract in accordance with the consequences suffered by the affected party.

Rule 41: The establishment, effectiveness, definitions, execution and arbitration shall be subjected to the laws of the People's Republic of China.

Rule 42: The Property Owner and Management Company shall through friendly negotiations resolve any disputes arising from the enforcement of this contract or other matters concerning this contract. If any disputes cannot be settled by negotiation, either party can resolve the dispute through arbitration. During the period of arbitration, the parties shall continue their own duties and responsibilities according to the terms stated in this contract without any delay unless their duties cannot be executed.

Rule 43: This contract is executed in Chinese in 9 copies, each party shall keep 4 copies. One copy shall be sent to the Yangling Agricultural Hi-Tech Economic Zone for notarization.

Rule 44: This contract shall become effective after its execution by the authorized representatives and stamping of the company chops. The validity of this contract is 10 years upon the signing of this contract from 10th September, 2000 to 31st December, 2010. The term of this contract may be extended by one year before the expiry of this contract.

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Rule 45:    All the supplementary documents of this contract cannot be separated from this contract.

Rule 46: The Property Owner and the Management Company shall notify each other in respect of all the matters relating to their rights and interests in writing. The notification(s) shall state if the party is communicating through other means, such as by telegram or fax. The registered office addresses of the Property Owner and the Management Company shall be regarded the legal correspondence addresses.

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
A. Yangling Garden Industrial Company Limited        B. Teda Hotels Management Limited
   Correspondence address:                              Correspondence address:
   1 Taishengnan Road, National Yangling                Room 1801, Chinachem Johnston
   Agricultural Hi-Tech Economic                        Plaza, 178 Johnston Road,
   Zone.                                                Wanchai, Hong Kong.

Authorized representative:                              Authorized representative:
Ting Man Fung                                           Chang Zhi Ying


Position: Vice-Chairman                                 Position: Director



Company Chop:                                           Company Chop:






Date: 2nd September, 2000.                              Date: 2nd September, 2000.
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